Exhibit 32(a)

This Certification is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  This Certification shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise stated in such filing.

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

In connection with the Quarterly Report of Public Service Company of Oklahoma (the “Company”) on Form 10-Q (the “Report”) for the quarter ended March 31, 2024 as filed with the Securities and Exchange Commission on the date hereof, I, Benjamin G. S. Fowke, III, the interim chief executive officer of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, based on my knowledge (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Benjamin G. S. Fowke, III
Benjamin G. S. Fowke, III
Interim Chief Executive Officer

April 30, 2024

A signed original of this written statement required by Section 906 has been provided to Public Service Company of Oklahoma and will be retained by Public Service Company of Oklahoma and furnished to the Securities and Exchange Commission or its staff upon request.